AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") entered into by and between GEORGE OFF, a resident of the Commonwealth of Pennsylvania ("Executive"), and CHECKPOINT SYSTEMS, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("Company") is effective January 1, 2006.

         WHEREAS, Company has an Employment Agreement with Executive commencing on August 15, 2002 (the "Prior Agreement");

         WHEREAS, in recognition of Executive's contributions to Company's success and accomplishments during his tenure as President and Chief Executive Officer and Chairman of Company, the Board of Directors of Company ("Board of Directors") wishes to have the Company retain Executive and obtain his commitment to continue to serve as President and Chief Executive Officer of Company on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1. Employment and Term. Executive hereby agrees to be employed as President and Chief Executive Officer, and Company hereby agrees to retain Executive as President and Chief Executive Officer. By executing this Agreement the Company confirms that the Board of Directors has approved this Agreement and has elected Executive Chairman of the Board of Directors effective as of the date hereof. The term of Executive's employment as President and Chief Executive Officer under this Agreement (the "Term") shall be the period commencing on January 01, 2006 and ending on December 31, 2008. The Prior Agreement is hereby terminated and superseded in its entirety by this Agreement

2. Duties. During the Term, Executive will have the titles of President and Chief Executive Officer of Company. Executive shall report to and receive instructions from Company's Board of Directors and shall assume such duties and responsibilities as may be reasonably assigned to Executive from time to time by the Board of Directors provided such duties are of a nature customarily assigned to directors, presidents and chief executive officers of public companies similarly situated. Without limitation, Executive shall have full authority and discretion relating to the general and day-to-day management of the affairs of the Company including, but not limited to, finances and other financial matters, compensation matters (other than with respect to the compensation of Executive, himself, if any, and the other executive officers of the Company which shall be determined by the Compensation Committee of the Board of Directors), personnel matters (other than such matters that relate to Executive himself), budgeting, operations, intellectual property, investor relations, retention of professionals and strategic planning and implementation. Executive will be the most senior executive officer of the Company and all other executives and businesses of the Company will report to Executive or his designee. The foregoing language shall not be construed so as to limit the duties and
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responsibilities of the Board of Directors as described in the Company's
Articles of Incorporation and Bylaws.

3. Other Business Activities. Executive shall serve Company faithfully and to the best of his ability and shall devote his full business time, attention, skill and efforts to the performance of the duties required by or appropriate for his position as President and Chief Executive Officer. In furtherance of the foregoing, and not by way of limitation, for so long as he remains President and Chief Executive Officer of Company, Executive shall not directly or indirectly engage in any other business activities or pursuits, except for those arising from positions held as of August 15, 2002 as a director or otherwise with charitable or business organizations, as identified by Executive to the Board of Directors or such other activities as would not materially interfere with Executive's ability to carry out his duties under this Agreement. Notwithstanding the foregoing, Executive shall be permitted to engage in activities in connection with (i) service as a volunteer, officer or director or in a similar capacity of any charitable or civic organization, (ii) managing personal investments, and (iii) serving as a director, executor, trustee or in another similar fiduciary capacity for a non commercial entity; provided, however, that any such activities do not materially interfere with Executive's performance of his responsibilities and obligations pursuant to this Agreement.

4. Base Salary. The Company shall pay Executive a salary at the annual rate of Seven Hundred and Sixty Seven Thousand, Five hundred Dollars ($767,500.00) (the "Base Salary"), payable pursuant to the Company's normal practice, but no less frequently than monthly. The Base Salary shall be inclusive of all applicable income, Social Security and other taxes and charges which are required by law or requested to be withheld by Executive and which shall be withheld and paid in accordance with Company's normal payroll practice for its similarly-situated executives as in effect from time to time. The Board of Directors, in consultation with Executive, shall periodically review Executive's Base Salary during the Term, at least annually (at times according to its customary practice) for increases based on Executive's performance and other relevant factors.

5. Annual Incentive Compensation. Executive shall participate in an annual incentive compensation program(s) to be developed by the Board of Directors which will enable Executive to earn incentive compensation up to a maximum of One Hundred Percent (100%) of Base Salary provided specified goals and objectives identified by the Board of Directors in consultation with Executive are achieved. Such goals and objectives shall be identified no later than the end of the first quarter of each calendar year and shall be consistent with the Company's budgets and business plans which are reasonably achievable. Any compensation payable to Executive pursuant to this Section shall be paid to Executive no later than the date of publication of the Company's audited financial statements for the prior fiscal year, whether or not Executive is then employed by the Company, except as otherwise expressly limited in this Agreement.

6. Long Term Compensation. Executive shall be granted Long Term Compensation at the discretion of the Board under the Company's Omnibus Plan and existing compensation practices. Long Term Compensation under the Company's Omnibus Plan can include, but is not limited to Stock Options, Long Term Incentive Program
(LTIP) awards, Restricted Stock Awards, Stock Appreciation Rights (SARS), or other awards as determined by the Board of Directors.

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6.1. Long Term Compensation.

(a) Grants of Long Term Compensation to Executive will vest according to the plans associated with the grants.

(b) Notwithstanding paragraph (a) of this Section 6.1, the Long Term Compensation shall become 100% vested upon Executive's termination of employment on account of death or Disability, termination of employment by Company Without Cause, termination of employment by Executive For Good Reason, or upon a Change in Control, as each such term is defined in Section 10.3.

(c) In the event of Executive's termination of employment during the Term of this Agreement for any reason other than a termination for Cause, the Long Term Compensation that is vested and exercisable on the date of such termination of employment shall expire on the fifth annual anniversary of the date of such termination of employment.

6.2. Anti-Dilution Adjustments. The number or type of shares or other property subject to the Long Term Compensation and the exercise price of the Long Term Compensation shall be appropriately and proportionately adjusted by the Board of Directors if the class of securities which are subject to the Long Term Compensation are (i) exchanged for or converted into cash, property or a different number or kind of shares or securities as a result of a reorganization, merger, consolidation, recapitalization, restructuring or reclassification, or (ii) if the number of securities of the class of securities then subject to the Long Term Compensation are increased or decreased or if cash, property or shares or securities are distributed in respect of such subject securities as a result of a dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like.

6.3. Tax Withholding. Executive shall pay in cash or make other arrangements satisfactory to the Board of Directors for the satisfaction of any withholding tax obligations that arise by reason of exercise, vesting or payment of the Long Term Compensation. The Long Term Compensation shall be exercisable (if applicable), in whole or in part in cash, by surrender of shares previously acquired or through a cashless exercise in accordance with the terms of the Company's plan. Company shall not be required to issue shares of common stock or to recognize the disposition of such shares until such obligations are satisfied.

7. Other Benefits.

(a) Pension Plans. Executive shall be entitled to participate in all tax-qualified and non-tax-qualified pension plans maintained or contributed to by Company or for the benefit of its executives (collectively, the "Company Pension Plans"), in accordance with the terms of such Company Pension Plans as they may be amended from time to time in the discretion of the Company.

(b) Medical Insurance. During the Term of this Agreement, Executive shall be entitled to participate in any medical and dental insurance plans generally available to the senior management of Company, as such plans may be in effect from time to time. After termination of Executive's employment with Company other than on account of termination by Company for Cause or Executive Without Good Reason, Executive, his spouse, and his eligible dependents or survivors

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shall be entitled to continue to participate in such plans for life on the terms generally applied to actively employed senior management of Company, including any employee cost-sharing provisions. To the extent the terms and conditions of the aforesaid plans do not permit participation by Executive, his spouse, his dependents, or his survivors, Company shall arrange to provide Executive, his spouse, his dependents, or his survivors with the after-tax economic equivalent of such continued coverage. In connection with such post retirement benefits, at age 65, or whenever Medicare is available, Medicare will become the primary insurance and the company will provide supplemental coverage so that the coverage is equal to that of actively employed senior management of Company.

(c) Other Benefit Plans. Executive shall be entitled to receive or participate in such further savings, deferred compensation, health or welfare benefit plans offered to Company's senior management generally, in accordance with the terms of such plans as they may be amended from time to time in the discretion of the Company.

(d) Perquisites; Expenses. The Company agrees to promptly reimburse Executive for all reasonable business expenses incurred by Executive in performing his duties pursuant to this Agreement, in accordance with Company's reimbursement policies generally applicable to management personnel. During the Term of this Agreement, Company agrees to provide Executive with such perquisites as are generally made available to management personnel from time to time, including the perquisites provided as of the date the Board of Directors approves this Agreement. The Company acknowledges that Executive has obtained ownership in a fractional jet program at his own expense for personal use. In the event that Executive uses his personal aircraft for business travel, Executive may bill the Company for one first class, round trip airfare to the destination. In the event that Executive's spouse accompanies Executive to the business function, Executive can bill a second first class round trip airfare to the company.

(e) Vacation. Executive shall be entitled to six (6) weeks paid vacation annually, and to cash compensation in respect of accrued but unused vacation days if Executive is terminated under the terms hereof, for the calendar year in which such termination occurs.

(f) Severance Upon Expiration of Term. Commencing at least nine (9) months prior to the expiration of the Term of this Agreement, the Board of Directors and Executive shall negotiate in good faith to extend the Term of Executives' employment pursuant to terms and conditions similar to this Agreement. In the event that the parties are unable to agree, then upon the expiration of the Term of this Agreement, Executive shall receive, in one lump sum payment, an amount equal to one (1) times the sum of the Base Salary as in effect as of the date of the expiration of the Term of this Agreement and any other compensation received by Executive pursuant to any bonus or incentive plan during the immediately preceding year, in addition to any other amounts due to Executive pursuant to the terms hereof. Any Long Term Compensation granted to the Executive in the (9) month period referred to in the first sentence of this Section 7(f), shall expire immediately. However, all other Long Term Compensation and Stock Options pursuant to this Agreement shall vest immediately.

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8. Nondisclosure of Confidential Information.

(a) Executive and Company acknowledge that Executive will, in the course of his employment, come into possession of confidential, proprietary business and technical information, and trade secrets of Company and its Affiliates (the "Proprietary Information"). Proprietary Information includes, but is not limited to, the following:

o Business procedures. All information concerning the way Company and its Affiliates conduct their business, which is not publicly available or generally known in the industry or trade in which Company or its Affiliates compete (such as Company contracts, internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contacts and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, and employee data) and the physical embodiments of such information (such as check lists, samples, service and operational manuals, contracts, proposals, printouts, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment or personnel records, and any other written or machine-readable expression of such information as are filed in any tangible media).

o Marketing Plans and Customer Lists. All information which is not publicly available or generally known in the industry or trade in which Company or its Affiliates compete pertaining to Company's and its Affiliates' marketing plans and strategies; forecasts and projections; marketing practices, procedures and policies; goals and objectives; quoting practices, procedures and policies; and customer data including the customer list, contracts, representatives, requirements and needs, specifications, data provided by or about prospective customers, and the physical embodiments of such information.

o Business Ventures: All information which is not publicly available or generally known in the industry or trade in which Company or its Affiliates compete concerning new product development, negotiations for new business ventures, future business plans, and similar information and the physical embodiments of such information.

o Software. All information relating to Company's and its Affiliates' software or hardware in operation or various stages of research and development, which is not publicly available or generally known in industry or trade in which Company or its Affiliates compete and the physical embodiments of such information.

o Litigation. Information which is not publicly available or generally known in the industry or trade in which Company or its Affiliates compete regarding litigation and potential litigation matters and the physical embodiments of such information.

o Policy Information. Information which is not publicly available or generally known in the industry or trade in which the Company competes regarding the policies and positions that have been or will be advocated by Company and its Affiliates with governmental officials, the views of government officials toward such policies and positions, and the status of any communications that Company or its Affiliates may have with any government officials.

o Information Not Generally Known. Any information which (a) is not available to the public or within the industry or trade in which Company or its Affiliates compete, (b) gives Company or its Affiliates a significant advantage over its or their competitors, or (c) has significant economic value or potentially significant economic value to Company or its Affiliates, including the physical embodiments of such information.

o "Proprietary Information" does not include (i) information which at the time of disclosure or thereafter is in the public domain or is already possessed by Executive, free of any confidentiality obligation, (ii) information disclosed to Executive in good faith by a third party who has an independent right to such information and who discloses the same to Executive, free of any confidentiality obligation, (iii) information which is independently developed by Executive, (iv) information which the Company generally discloses to third parties without imposing obligations of confidentiality thereon, and (v) information known by Executive prior to entering into this Agreement.

(b) Executive acknowledges that the Proprietary Information is a valuable and unique asset of Company and its Affiliates. Executive agrees that he will not, at any time during his employment or for a period of two (2) years after the termination of his employment with Company, without the prior written consent of Company or its Affiliates, as applicable, either directly or indirectly divulge any Proprietary Information for his own benefit or for any purpose other than the exclusive benefit of Company and/or its Affiliates.

9. Agreement Not to Compete.

(a) Executive agrees that he shall not compete with Company or its Affiliates for the Restricted Period. The Restricted Period is defined as the period beginning on the date hereof and ending (i) if Executive is terminated for Cause (as defined in Section 10.4(a)) or Executive terminates this Agreement Without Good Reason (as defined in Section 10.2(b)), on the date which is thirty (30) months following the date of termination, (ii) if this Agreement is terminated by the Company for any reason other than Cause or Executive for Good Reason, on the date of such termination, and (iii) if this Agreement terminates due to the expiration of the Term, on the date which is twelve (12) months following the expiration of the Term.

(b) For the purposes of this Section 9, "compete" shall mean directly or indirectly through one or more intermediaries (i) working or serving as a director, officer, employee, consultant, agent, representative, or in any other capacity, with or without compensation, on behalf of one or more entities engaged in the Company's Business (as defined below) in any country where Company (including any Affiliate) either engages in the Company's Business at the time of Executive's termination or where Company, at the time of Executive's termination, has developed a business plan or taken affirmative steps to engage in the Company's Business, (ii) soliciting any employees of the Company other than a general solicitation via any communication medium directed generally to the public at large or to industry participants or if Executive's employer solicited such employee without input or encouragement from Executive, and/or
(iii) inducing any customer or business partner of the Company to breach a contract with the Company or otherwise cease doing business with the Company or any principal for whom the Company acts as agent to terminate such agency relationship. For purposes of this provision, the term "the Company's Business" shall mean any business activity or line of business similar to the type of business conducted by Company, and/or its Affiliates at the time of Executive's termination of employment or which Company, and/or its Affiliates at the time of Executive's termination of employment or within one year prior thereto have developed a business plan or taken affirmative steps to enter into or conduct. Executive expressly agrees that the markets served by Company and its Affiliates extend worldwide and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed and that the restrictions set forth in this Section 9 are reasonable and are no greater than are required for the protection of Company, and its Affiliates. For purposes of this Agreement, the term "Affiliate" shall be deemed to refer to Company, and any entity (whether or not existing on the date hereof) controlling, controlled by or under common control with Company.

10. Termination. Executive's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 10 upon fifteen days prior written notice to Executive. Upon termination, Executive shall be entitled only to such compensation and benefits as described in this
Section 10.

10.1.  Disability and Death.

(a) Disability. If Executive becomes physically or mentally disabled to such an extent that he has not been able to perform the duties set forth in Section 2 of this Agreement, with or without a reasonable accommodation, for a period of more than 180 days, either consecutively or within any 365-day period ("Disability"), Company may terminate Executive's employment hereunder. The determination of whether Executive has a Disability under this Agreement shall be made by the Board of Directors, which shall consider the information presented by Executive's personal physician and by any other advisors, including any other physician, which the Board of Directors determines appropriate. The determination of the Board of Directors shall be final and binding, unless it is determined to have been arbitrary and capricious. If the employment of Executive terminates during the Term due to the Disability of Executive, Company shall provide to Executive (i) whatever benefits are available to him under any disability benefit plan(s) applicable to him at the time of such termination to the extent Executive satisfies the requirements of such plan(s), and (ii) the payments set forth in Section 10.1.(c).

(b) Death. If Executive dies during the Term, Company shall pay to Executive's executors, legal representatives or administrators the payments set forth in
Section 10.1.(c). Except as specifically set forth in this Section 10.1 or under applicable laws, Company shall have no liability or obligation hereunder to Executive's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Executive's death, except that Executive's executors, legal representatives or administrators will be entitled to receive any death benefit payable to them as beneficiaries under any insurance policy or other benefits plans in which Executive participates as an employee of Company and to exercise any rights afforded them under any benefit plan then in effect.

(c) Payment Upon Disability or Death. Upon termination of the employment of Executive due to Death or Disability during the Term, Company shall pay an amount equal to all accrued but unpaid Base Salary through the date of termination of employment, plus a portion of the Average Annual Incentive Compensation (as defined in Section 10.2(d) below) pro-rated for the year through the date of termination.

10.2. Termination By Company Without Cause; Termination By Executive For Good Reason.

(a) Termination By Company Without Cause. The Company may terminate Executive's employment hereunder at any time for any reason other than Cause, Disability or Death upon thirty (30) days written notice to Executive ("Termination Without Cause").

(b) Termination By Executive For Good Reason. Executive may terminate his employment hereunder at any time for Good Reason ("Termination for Good Reason") For purposes of this Agreement, Good Reason shall mean (i) a material reduction in the position or responsibilities of Executive, provided that a Change in Control (including the fact that the Company's stock is not publicly held or is held or controlled by a single stockholder as a result of a Change in Control) shall of itself be deemed a material reduction in the position or responsibilities of Executive; (ii) a reduction in Executive's Base Salary or a material reduction in Executive's compensation arrangements or benefits;
(iii) a substantial failure of Company to perform any material provision of this Agreement; (iv) a relocation of Company's executive offices to a distance of more than seventy-five (75) miles from its location as of the date of this Agreement,unless such relocation results in Company's executive offices being closer to Executive's then primary residence or does not substantially increase the average commuting time of Executive; and (v) if Executive ceases involuntarily (other than by reason of death, disability or Termination for Cause) to be the Chairman of the Board of Directors.

(c) In the event of a Termination Without Cause or a Termination For Good Reason, Company shall pay to Executive within forty-five (45) days after termination an amount equal to all accrued but unpaid Base Salary through the date of termination of employment, plus a portion of the Average Annual Incentive Compensation pro-rated for the year through the date of termination, plus the Multiplier times the Compensation Amount (as such terms are defined in Section 10.2(d) below). In addition, upon Executive's Termination Without Cause or Termination For Good Reason, the Long Term Compensation shall fully vest and be exercisable in accordance with Section 6.1(c).

(d) The Multiplier is defined as two and one-half (2-1/2). The Compensation Amount is defined as the sum of (i) the annual Base Salary of Executive as in effect immediately prior to Executive's termination of employment, and (ii) the

Average Annual Incentive Compensation. The Average Annual Incentive Compensation shall be the average of the Annual Incentive Compensation earned for the two preceding calendar years. For purposes of determining the Average Annual
Incentive Compensation earned by Executive in any past year, any non-cash compensation awarded to Executive shall be included as annual incentive compensation only if specifically designated as such by the Board of Directors, and such non-cash compensation shall be valued by such method as the Board of Directors in its discretion shall determine, which may be the manner in which such compensation is valued for proxy reporting purposes.

10.3.    Change in Control.

(a) For purposes of this Agreement, "Change in Control" shall mean an occurrence of one or more of the following events:

     (i) an acquisition of any voting securities of Company (the "Voting Securities") by any "person" or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) other than an employee benefit plan of Company, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of Company's then outstanding Voting Securities; or

     (ii) within any 18-month period, the individuals who were directors of the Company as of the date the Board of Directors approved this Agreement (the "Incumbent Directors") ceasing for any reason other than death, disability, retirement or by reason of the plan adopted by the Board of Directors on even date herewith to expand the number of members of the Board to constitute at least a majority of the Board of Directors, provided that any director who was not a director as of the date the Board of Directors approved this Agreement shall be deemed to be an Incumbent Director if such director was appointed or nominated for election to the Board of Directors by, or on the recommendation or approval of, at least a majority of directors who then qualified as Incumbent Directors, provided further that any director appointed or nominated to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director; or

     (iii) satisfaction of all conditions to a merger, consolidation, or reorganization involving Company that results or would result in the stockholders of Company immediately before such merger, consolidation or reorganization owning, directly or indirectly, immediately following such merger, consolidation or reorganization, less than fifty percent (50%) of the combined voting power of the corporation which survives such transaction as the ultimate parent entity, unless such merger, consolidation or reorganization is not thereafter consummated.

     (iv)   a sale of all or substantially all of the assets of Company.

(b) If, as a result of payments provided for under or pursuant to this Agreement together with all other payments in the nature of compensation provided  to or for the  benefit  of  Executive  under  any other  agreement  in connection with a Change in Control, Executive becomes subject to taxes of any state, local or federal taxing authority that would not have been imposed on such payments but for the occurrence of a Change in Control, including any excise tax under Section 4999 of the Internal Revenue Code of 1986 (the "Code") and any successor or comparable provision, then, in addition to any other benefits provided under or pursuant to this Agreement or otherwise, Company (including any successor to Company) shall pay to Executive at the time any such payments are made under or pursuant to this or the other agreements, an amount equal to the amount of any such taxes imposed or to be imposed on Executive (the amount of any such payment, the "Parachute Tax Reimbursement"). In addition, Company (including any successor to Company) shall "gross up" such Parachute Tax Reimbursement by paying to Executive at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise) that are or will be payable by Executive as a result of the Parachute Tax Reimbursement being paid or payable to Executive and/or as a result of the additional amounts paid or payable to Executive pursuant to this sentence, such that after payment of such additional taxes Executive shall have been paid on a net after-tax basis an amount equal to the Parachute Tax Reimbursement. The amount of any Parachute Tax Reimbursement and of any such gross-up amounts shall be determined by Company's independent auditing firm, whose determination, absent manifest error, shall be treated as conclusive and binding absent a binding determination by a governmental taxing authority that a greater amount of taxes is payable by Executive.

10.4.  Termination For Cause; Termination By Executive Without Good Reason.

(a) Termination for Cause. The Company may terminate the employment of Executive for Cause at any time during the Term. For purposes of this Agreement, Cause shall mean that Executive has committed an act of Misconduct (as defined below) or that there has been a willful and continuing failure of Executive to perform substantially his obligations under this Agreement, other than as a result of Executive's Death or Disability. For purposes of this Agreement, "Misconduct" shall mean: (i) embezzlement, fraud, or breach of fiduciary duty by Executive against the Company; (ii) personal dishonesty of Executive materially injurious to Company; (iii) an unauthorized and intentional disclosure of any Proprietary Information in breach of Executive's duty of loyalty; (iv) conviction of, or entering a plea of nolo contendere or guilty to, a felony criminal offense; or (v) competing with the Company while employed by the Company or during the Restricted Period, in contravention of Section 9.

(b) Termination By Executive Without Good Reason. Executive may terminate his employment hereunder at any time Without Good Reason (as defined in Section 10.2(b)).

(c) In the event Executive's employment with Company is terminated by Company for Cause or by Executive Without Good Reason, Executive shall receive all accrued but unpaid Base Salary and benefits as of the effective date of Termination. In the event Executive's employment with Company is terminated by the Company for Cause or by Executive during the Term of this Agreement Without Good Reason, Executive shall forfeit all unvested Long Term Compensation granted under this Agreement.

11.    Other Agreements. Executive represents and warrants to Company that:

(a) There are no restrictions, agreements or understandings whatsoever to which Executive is a party or by which he is bound that would prevent or make unlawful Executive's execution of this Agreement or Executive's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Executive's employment hereunder, or would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

(b) Executive shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer by whom Executive may be employed during the Term (which employment is not hereby authorized) or during the Restricted Period as defined in the Agreement Not to Compete by and between Executive and Company set forth in Section 9 hereof.

12. Survival of Provisions. The provisions of this Agreement shall survive the termination of Executive's employment hereunder and the payment of all amounts payable and delivery of all post-termination compensation and benefits pursuant to this Agreement incident to any such termination of employment.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Company and its successors or permitted assigns and Executive and his executors, administrators or heirs. The Company shall require any successor or successors expressly to assume the obligations of Company under this Agreement. The Company's failure to obtain the agreement of any successor or assign to assume the obligations of this Agreement shall be considered "Good Reason" for purposes of Section 10.2(b). For purposes of this Agreement, the term "successor" shall include the ultimate parent corporation of any corporation involved in a merger, consolidation, or reorganization with or including the Company that results in the stockholders of Company immediately before such merger, consolidation or reorganization owning, directly or indirectly, immediately following such merger, consolidation or reorganization, securities of another corporation, regardless of whether any such merger, consolidation or reorganization is deemed to constitute a Change in Control for purposes of this Agreement. Executive may not assign any obligations or responsibilities under this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of Company. At any time prior to a Change in Control, Company may provide, without the prior written consent  of  Executive,  that  Executive  shall  be  employed  pursuant  to this
Agreement by any of its Affiliates or Company, and in such case all references herein to the "Company" shall be deemed to include any such entity, provided that (i) such action shall not relieve Company of its obligation to make or cause an Affiliate to make or provide for any payment to or on behalf of Executive pursuant to this Agreement, and (ii) Executive's duties and responsibilities shall not be significantly diminished as a result thereof. The Board of Directors may not assign any or all of its responsibilities hereunder to any committee of the Board of Directors.

14. Executive Benefits.This Agreement shall not be construed to be in lieu of or to the exclusion of any other rights, benefits and privileges to which Executive may be entitled as an executive of Company under any retirement, pension, profit-sharing, insurance, hospitalization or other plans or benefits which may now be in effect or which may hereafter be adopted.

15. Board of Directors Service. Subject to re-election by a vote of stockholders, Executive shall continue to serve on the Board of Directors through the Term and shall tender his resignation from the Board of Directors upon expiration of the Term, or upon any earlier termination of his employment, which resignation may or may not be accepted.

16. Notices. All notices required to be given to any of the parties of this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 16, for all purposes when presented personally to such party, or sent by facsimile transmission, any national overnight delivery service, or certified or registered mail, to such party at its address set forth below:

(a) If to Executive:

                           George Off
                           7 Horseshoe Lane
                           Paoli, PA  19301

(b) If to Company:

                           Checkpoint Systems, Inc.
                           101 Wolf Drive
                           Thorofare, NJ  08086
                           Attn:  Vice President and General Counsel

Such notice shall be deemed to be received when delivered if delivered personally, upon electronic or other confirmation of receipt if delivered by facsimile transmission, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

17. Entire Agreement; Amendments. This Agreement and any other documents, instruments or other writings delivered or to be delivered in connection with this Agreement as specified herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, understandings, and negotiations, whether written or oral, with respect to the terms of Executive's employment by Company. This Agreement may be amended or modified only by a written instrument signed by all parties hereto.

18. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

19. Governing Law. This Agreement shall be governed and construed as to its validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

22. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

23. Specific Enforcement; Extension of Period. Executive acknowledges that the restrictions contained in Sections 8 and 9 hereof are reasonable and necessary to protect the legitimate interests of Company and its Affiliates and that Company would not have entered into this Agreement in the absence of such restrictions. Executive also acknowledges that any breach by him of Sections 8 or 9 hereof will cause continuing and irreparable injury to Company for which monetary damages would not be an adequate remedy. Executive shall not, in any action or proceeding by Company to enforce Sections 8 or 9 of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Executive, Company shall have the right to enforce the provisions of Sections 8 and 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies at law or in equity otherwise available to Company. In the event that the provisions of Sections 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

24. Arbitration. Any dispute or claim other than those referred to in Section 23, arising out of or relating to this Agreement or otherwise relating to the employment relationship between Executive and Company (including but not limited to any claims under Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Family Medical Leave Act; and the Employee Income Retirement Security Act) shall be submitted to Arbitration, in Philadelphia County, Commonwealth of Pennsylvania, and except as otherwise provided in this Agreement shall be conducted in accordance with the rules of, but not under the auspices of, the American Arbitration Association. The arbitration shall be conducted before an arbitration tribunal comprised of three individuals, one selected by Company, one selected by Executive, and the third selected by the first two. The parties and the arbitrators selected by them shall use their best efforts to reach agreement on the identity of the tribunal within ten (10) business days of either party to this Agreement submitting to the other party a written demand for arbitration. The proceedings before the tribunal shall take place within twenty (20) business days of the selection thereof. Executive and Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. The parties shall equally divide the costs of the arbitrators, and each party shall bear his or its attorneys' fees and other costs, except that the arbitrators may specifically direct one party to bear a greater portion or the entire cost of the arbitration, including all attorneys fees, if the arbitrators determine that such party acted in bad faith.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

Attest:                                       CHECKPOINT SYSTEMS, INC.

/s/  Jack W. Partridge                        By:/s/R. Keith Elliott
------------------------------------             -----------------------------
                                                 Lead Outside Director

                                                 /s/George Off
                                                 -----------------------------